UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 27, 2016

FelCor Lodging Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of FelCor Lodging Trust Incorporated (“FelCor”), following a review of evolving corporate governance practices and investor preferences and discussions with various institutional stockholders, has approved and implemented several important corporate governance initiatives that are in the best interests of FelCor and its stockholders.
On October 27, 2016 (the “Effective Date”), the Board amended and restated FelCor’s 2014 Equity Compensation Plan (the “Plan”) to:
(a) Impose Minimum Vesting and Post-Vesting Holding Periods. The Board amended the Plan to establish, for all equity awards granted to employees under the Plan on or after the Effective Date, (i) a minimum 12-month vesting period (which period may be truncated upon the occurrence of certain pre-specified events), and (ii) a minimum 12-month post-vesting holding period applicable to at least 25% of the shares of FelCor stock received by participants upon vesting, net of shares withheld to cover applicable income and payroll taxes.

(b) Prohibit Cash Buyouts of Underwater Options. The Board also amended the Plan to formalize FelCor’s long-standing policy against cash buyouts of underwater stock options without stockholder approval.

The foregoing description of the amendments to the Plan is qualified entirely by reference to the terms and conditions set forth in the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 27, 2016, the Board amended FelCor’s bylaws (the “Bylaws”) to:
(a) Delete Section 7.3 thereof, which had reserved for the Board the exclusive power to amend the Bylaws. Notwithstanding the amendment of the Bylaws to delete Section 7.3, FelCor’s charter contains a provision that reserves exclusively for the Board the power to amend the Bylaws. As further discussed in Item 8.01 below, on October 27, 2016, the Board deemed advisable and approved a proposed amendment to FelCor’s charter that would remove such restriction.
(b) Add a new Section 3.17 thereof to implement proxy access, pursuant to which FelCor will include in its proxy statement relating to the election of directors by holders of FelCor’s common stock at FelCor’s annual meeting, those individuals nominated by one or more FelCor stockholders who meet certain ownership criteria, subject to certain restrictions set forth in new Section 3.17.
The foregoing description of the amendments to the Bylaws is qualified entirely by reference to the text of the Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.05    Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
On October 27, 2016, the Board amended FelCor’s Code of Business Conduct and Ethics (the “Code of Conduct”) to, among other things, incorporate policies promoting equal opportunity and appropriate behavior in the workplace. The new policies apply equally to directors, officers and employees of FelCor. The new policies are consistent with prevailing best practices at leading public companies and were implemented as part of the Board’s periodic review of the Code of Conduct.
The foregoing description of the Code of Conduct is qualified entirely by reference to the entire Code of Conduct, which can be found on FelCor’s web site (www.felcor.com). The information contained on or accessible through FelCor’s web site shall not be deemed to be a part of this Current Report on Form 8-K.
Item 7.01    Regulation FD Disclosure.

On November 2, 2016, FelCor issued a press release announcing the corporate governance enhancements. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01    Other Events.
In addition to the corporate governance initiatives adopted as described in Items 5.02, 5.03 and 5.05 above, on October 27, 2016, the Board also approved the following important corporate governance initiatives:
(a)     Stockholders’ Ability to Amend Bylaws. The Board determined it advisable (i) to amend FelCor’s charter to permit stockholders to amend the Bylaws upon receiving the affirmative vote of a majority of all votes entitled to be cast on the matter, and (ii) to recommend to FelCor’s stockholders that, at their 2017 annual meeting, they approve the proposed charter amendment. The proposed charter amendment, which requires approval by the affirmative vote of FelCor’s stockholders holding a majority of FelCor’s outstanding common stock, would delete subsection (2) of Article VIII of the charter and insert in place thereof the following:
(2)     The Board of Directors shall have the sole and exclusive power and authority to adopt, alter or repeal the bylaws of the Corporation, except as set forth in the next sentence. The bylaws of the Corporation may be adopted, altered or repealed by the stockholders of the Corporation, provided that any such action is approved by the stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.
Assuming that FelCor’s stockholders approve the charter amendment at the 2017 annual meeting, FelCor will file articles of amendment with Maryland’s State Department of Assessments and Taxation promptly thereafter, at which time the charter amendment will be effective.
(b)    Comprehensive Anti-Hedging Policy; Regulation FD Compliance. The Board amended FelCor’s Insider Trading and Disclosure Policy to (i) revise FelCor’s anti-hedging policy to provide for comprehensive, non-waivable prohibitions against engaging in hedging or monetization transactions with respect to FelCor’s securities, and (ii) add clarifying language regarding compliance with Regulation FD.
(c)    Charter of the Lead Independent Director. The Board adopted a Charter of the Lead Independent Director (the “Lead Director Charter”) to formalize and further clarify the robust function, authority and responsibilities of FelCor’s Lead Independent Director, as well as the circumstances under which it is necessary to have a Lead Independent Director.

(d)    Annual Individual Director Reviews; Principles for Managing Director Tenure. The Board amended FelCor’s Corporate Governance Guidelines (the “Guidelines”) to incorporate certain of the changes noted above and to provide for (i) annual individual director reviews and (ii) principles for evaluating and managing individual and average director tenure.
The corporate governance initiatives described in Items 5.02, 5.03, 5.05 and this Item 8.01 reflect the Board’s ongoing commitment to the highest standards of Board accountability, corporate ethics and stockholder engagement. The Board only makes significant changes to long-standing corporate governance policies and practices after careful consideration of the advantages and disadvantages - and appropriateness (both legal and commercial) - of such changes, as well as with the benefit of formal and informal feedback from FelCor’s stockholders. The foregoing corporate governance initiatives follow prior actions, as previously disclosed, that also strengthen FelCor’s corporate governance and accountability to FelCor’s stockholders, including:

•	Declassifying the Board and permitting annual election of all directors

•	Opting out of provisions of the Maryland Unsolicited Takeover Act that would otherwise permit the Board to reclassify itself without stockholder approval

•	Reducing the threshold for FelCor’s stockholders to call a special meeting of stockholders to 25% of the shares entitled to vote at the special meeting from a majority of such shares

•	Limiting the duration of any stockholder rights plan, also known as a “poison pill,” adopted by the Board to 12 months absent stockholder approval of a longer term

•	Adopting a majority voting standard for uncontested director elections

•	Establishing a Lead Director with robust authority and responsibility

•	Establishing an incentive compensation recoupment policy, and

•	Modifying FelCor’s executive compensation program to emphasize pay-for-performance.
The complete texts of the Lead Director Charter and the Guidelines are posted on FelCor’s investor relations web site. The information contained on, or accessible through, FelCor’s web site shall not be deemed to be a part of this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
3.2	Bylaws of FelCor Lodging Trust Incorporated, restated through October 27, 2016
10.1	2014 Equity Compensation Plan, as amended and restated through October 27, 2016
99.1	Press release issued by FelCor Lodging Trust Incorporated on November 2, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 2, 2016	FelCor Lodging Trust Incorporated

	By:	/s/Jonathan H. Yellen
Jonathan H. Yellen
Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
3.2	Bylaws of FelCor Lodging Trust Incorporated, restated through October 27, 2016
10.1	2014 Equity Compensation Plan, as amended and restated through October 27, 2016
99.1	Press release issued by FelCor Lodging Trust Incorporated on November 2, 2016